Exhibit 4.31.13

                 SECOND AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT

          THIS SECOND AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT, dated as of May 30, 2001 (this "Amendment"), is made by and among Conseco, Inc., an Indiana corporation (the "Company"), the various financial institutions signatory hereto (the "Banks") and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), a national banking association, individually and as agent for the Banks (the "Agent").

                              W I T N E S S E T H:

          WHEREAS, the Company, the Banks and the Agent are party to that certain Five-Year Credit Agreement, dated as of September 25, 1998 (as heretofore amended, the "Credit Agreement") and the Loan Documents referred to in the Credit Agreement;

          WHEREAS, the Company and the Banks have agreed to amend the Credit Agreement on the terms and conditions herein set forth.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended hereby).

          2. Amendment to Credit Agreement. Section 4.01 of the Appendix is hereby amended by the addition of the following at the end:

          "(n) Indebtedness of Conseco in an aggregate principal amount not to exceed $750,000,000 in respect of bonds, dated prior to December 31, 2001, which bonds shall not have any principal amounts payable or redeemable (except in common stock upon conversion) prior to May 30, 2005."

          As so amended Section 4.01 shall be as set forth in Schedule I hereto.

          3. Use of Proceeds. Notwithstanding any provisions of Article II of the Appendix to the contrary, the net proceeds of any Indebtedness described in
Section 4.01(n) of the Appendix shall be applied first to the payment in full of the Near Term Facilities, then for general corporate purposes.

          4. Conditions to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction of the following conditions:

               4.1 Executed Amendment. Receipt by the Agent of duly executed counterparts of this Amendment from the Company and the Required Banks.

               4.2 Amendments. An amendment with respect to the $766 Million Credit Agreement and consents with respect to the D & O Facilities shall have been entered into consistent herewith.

               4.3 Resolutions; Incumbency. Receipt by the Agent of the following documents:

               (i) copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the date hereof by the Secretary or an Assistant Secretary of the Company; and

               (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date hereof, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Amendment, and all other documents to be delivered by the Company hereunder.

               4.4 Consent of CIHC. Receipt by the Agent of a consent of CIHC in the form attached hereto.

          5. Certain Representations and Warranties by the Company. In order to induce the Banks and the Agent to enter into this Amendment, the Company represents and warrants to the Banks and the Agent that:

               5.1 Authority. The Company has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and required shareholder action, if any, to enter into, execute, deliver and perform this Amendment.

               5.2 Validity. This Amendment has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

               5.3 No Conflicts. The Company's execution, delivery and performance of this Amendment do not and will not violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule, regulation, order, writ, judgment, decree or award applicable to the Company or (iii) any contractual obligation to which the Company is a party or to which the Company or any of its properties are subject, except to the extent that any violations as set forth in clauses (ii) or (iii) would not result in a Material Adverse Effect.

               5.4 Approvals. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the Company's execution, delivery and performance of this Amendment.

               5.5 Incorporated Representations and Warranties. All representations and warranties contained in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and the effective date hereof, except (i) as to any representations or warranties which expressly related to an earlier date, in which event, such representations and warranties are true in all material respects as of such date and (ii) except that any amendments to such representations and warranties made pursuant to
Section 4.9(ii) of the First Amendment hereto shall be effective for the purpose of this Section 5.5.

               5.6 No Defaults. No Default or Event of Default exists after giving effect to this Amendment.

          6. Miscellaneous. The parties hereto hereby further agree as follows:

               6.1 Further Assurances. Each of the parties hereto hereby agrees to do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any other party hereto may reasonably request which are required to carry into effect the purposes of this Amendment and the Credit Agreement, as amended hereby.

               6.2 Payment of Costs and Expenses. The Company agrees to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

               6.3 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

               6.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one such counterpart.

               6.5 Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


                                        CONSECO, INC.


                                         By: /s/
                                            ------------------------------------

                                         Title:
                                               ---------------------------------




                                       S-1
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                        BANK OF AMERICA, N.A., as Agent


                                        By: /s/ Debra Basler
                                           -------------------------------------

                                        Title: Vice President
                                              ----------------------------------



                                       S-2
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                        BANK OF AMERICA, N.A., as a Bank



                                        By: /s/ Debra Basler
                                           -------------------------------------

                                        Title: Vice President
                                              ----------------------------------



                                       S-3
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                       AG CAPITAL FUNDING PARTNERS, L.P.


                                       By: /s/ Jeffrey H. Aronson
                                          --------------------------------------

                                       Title: Authorized Signatory
                                             -----------------------------------




                                       S-4
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                        NATIONAL CITY BANK OF INDIANA


                                        By: /s/ Thomas E. Bale
                                           -------------------------------------

                                        Title: Vice President
                                              ----------------------------------



                                       S-5
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                       OPPENHEIMERFUNDS, INC.
                                       (HARBOURVIEW)


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------



                                       S-6
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                       BANK OF TOKYO-MITSUBISHI LTD.


                                       By: /s/ Jesse A. Reid, Jr.
                                          --------------------------------------

                                       Title: Vice President
                                             -----------------------------------



                                       S-7
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                       THE CHASE MANHATTAN BANK



                                       By:  /s/ Helen L. Newcomb
                                          --------------------------------------

                                       Title: Vice President
                                             -----------------------------------



                                       S-8
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                       HARBOURVIEW CDO II, LTD.


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------



                                       S-9
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                       FLEET NATIONAL BANK


                                       By: /s/ Donald R. Nicholar
                                          --------------------------------------

                                       Title: SVP
                                             -----------------------------------



                                      S-10
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                       KZH CNC LLC
                                       c/o Chase Manhattan Bank


                                       By: /s/ Peter Chin
                                          --------------------------------------

                                       Title: Authorized Agent
                                             -----------------------------------



                                      S-11
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                       MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK


                                       By: /s/ Maria H. Dell'Aquila
                                          --------------------------------------

                                       Title: Vice President
                                             -----------------------------------



                                      S-12
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      BEAR STEARNS INVESTMENT PRODUCTS


                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------



                                      S-13
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      U.S. BANK NATIONAL ASSOCIATION


                                      By: /s/
                                         ---------------------------------------

                                      Title: Vice President
                                            ------------------------------------



                                      S-14
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      MERRILL LYNCH CAPITAL CORPORATION


                                      By: /s/ Carol J.E. Feeley
                                         ---------------------------------------

                                      Title: Vice President
                                            ------------------------------------



                                      S-15
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      NORDDEUTSCHE LANDESBANK
                                      GIROZENTRA


                                      By: /s/ Stephen K. Hunter
                                         ---------------------------------------

                                      Title: SVP
                                            ------------------------------------



                                      S-16
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                       DEUTSCHE BANC ALEX BROWN


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------



                                      S-17
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      LEHMAN COMMERCIAL PAPER, INC.


                                      By: /s/ Michele Swanson
                                         ---------------------------------------

                                      Title: Authorized Signatory
                                            ------------------------------------



                                      S-18
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      SOCIETE GENERALE


                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------



                                      S-19
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      KEYBANK NATIONAL ASSOCIATION


                                      By: /s/ Maria S. Kodila
                                         ---------------------------------------

                                      Title: Senior Vice President
                                            ------------------------------------



                                      S-20
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      EVENT PARTNERS DEBT ACQUISITION, LLC


                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------



                                      S-21
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      GOLDMAN SACHS & CO.


                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------



                                      S-22
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      FRANKLIN FLOATING RATE TRUST


                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------



                                      S-23
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                     SUNTRUST BANK


                                     By: /s/ Maria Mamilovich
                                        ----------------------------------------

                                     Title: Director
                                           -------------------------------------



                                      S-24
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      LEHMAN SYNDICATED LOAN FUNDING
                                      TRUST


                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------



                                      S-25
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      SILVER OAK CAPITAL, LLC


                                      By: /s/ Jeffrey H. Aronson
                                         ---------------------------------------

                                      Title: Authorized Signatory
                                            ------------------------------------



                                      S-26
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                       CIBC, INC.


                                       By: /s/ Robert Mendeles
                                          --------------------------------------

                                       Title: Executive Director
                                             -----------------------------------



                                      S-27
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      WELLS FARGO BANK


                                      By: /s/
                                         ---------------------------------------

                                      Title:  Senior Vice President
                                            ------------------------------------



                                      S-28
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      WINGED FOOT FUNDING TRUST


                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------



                                      S-29
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      THE BANK OF NEW YORK


                                      By: /s/ J. David Parker, Jr.
                                         ---------------------------------------

                                      Title: Vice President
                                            ------------------------------------



                                      S-30
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      CREDIT SUISSE FIRST BOSTON


                                      By: /s/ Jay Chall
                                        ---------------------------------------

                                      Title: Director
                                            ------------------------------------



                                      S-31
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      FIRST UNION NATIONAL BANK


                                      By:  /s/ Thomas L. Stichberry
                                         ---------------------------------------

                                      Title: Senior Vice President
                                            ------------------------------------



                                      S-32
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                     FIRSTAR BANK, N.A.


                                     By:  /s/
                                        ----------------------------------------

                                     Title: Attorney-in-Fact
                                           -------------------------------------



                                      S-33
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                      COMERICA BANK


                                      By: /s/
                                         ---------------------------------------

                                      Title: Senior Vice President
                                            ------------------------------------



                                      S-34
                    [TO SECOND AMENDMENT TO CREDIT AGREEMENT]

                                   SCHEDULE I

          4.01 Limitation on Indebtedness. Conseco shall not, and shall not permit any of its Subsidiaries to, incur or at any time be liable with respect to, any Indebtedness, except:

               (a) Permitted Swap Obligations and Permitted Transactions;

               (b) Specified Junior Securities;

               (c) Indebtedness of Conseco or any Subsidiary pursuant to (i) the items set forth on Schedule 4.01(c) and (ii) extensions, renewals or replacements thereof, provided that no such extension, renewal or replacement shall increase the principal amount thereof, except to the extent the increase would otherwise be permitted under this Section 4.01;

               (d) Contingent Obligations of: (i) CIHC in respect of (A) Conseco's obligations under any Facility, and (B) obligations of one or more Conseco Finance Entities (I) in an aggregate amount not to exceed $125,000,000 in respect of obligations to Lehman or an Affiliate thereof, (II) in an aggregate amount not to exceed $125,000,000 in respect of cash management or a swing line credit facility for the general corporate purposes of one or more of the Conseco Finance Entities and (III) in an aggregate amount not to exceed $50,000,000 incurred for general corporate purposes (so long as, in each case, the documentation governing any such Contingent Obligation (including any related subordination arrangement) is not at any time materially more favorable to the beneficiaries thereof than the Relevant CIHC Guaranty); (ii) Conseco in respect of any individual borrower's obligations under any D&O Facility; (iii) any Conseco Finance Entity relating to loans, leases, receivables, installment contracts and other financial products originated, acquired or sold by such Conseco Finance Entity or any other Conseco Finance Entity; and
          (iv) Conseco or any Subsidiary in the ordinary course of business not otherwise described above in an aggregate amount not to exceed at any time (A) ten percent (10%) of Total Shareholders' Equity minus (B) the aggregate amount of Conseco's Contingent Obligations under clause (ii) of this paragraph at any time, provided that (I) Contingent Obligations in respect of Indebtedness of the type described in clause
          (a) or (b) of the definition thereof shall not be permitted by this clause (iv) and (II) the documentation governing any contingent Obligation of CIHC pursuant to this clause (iv) (including any related subordination arrangement) shall not at any time be materially more favorable to the beneficiaries thereof than the Relevant CIHC
          Guaranty: provided, that in no event shall Conseco or any of its Subsidiaries (other than a Conseco Finance Entity) have any Contingent Obligations (including obligations as an account party) pursuant to this paragraph (d) in respect of any Indebtedness incurred by or for the benefit of any Conseco Finance Entity other than as specifically permitted in clause(i)(B) above;



                                  Schedule I-1

               (e) Indebtedness (including Contingent Obligations) of any Conseco Finance Entity to the extent that (i) neither Conseco nor any Non-Finance Subsidiary is directly liable thereon, and (ii) neither Conseco nor any Non-Finance Subsidiary has any Contingent Obligation in respect of such Indebtedness (other than a Contingent Obligation of CIHC permitted by Section 4.01(d)(i) above);

               (f) Permitted Nonrecourse Indebtedness;

               (g) secured Indebtedness, including, without limitation, Capitalized Lease Liabilities and Purchase Money Debt, provided, that
          (i) the aggregate outstanding principal amount of Indebtedness of this type does not exceed at any time ten percent (10%) of Total Shareholders' Equity at such time and (ii) such Indebtedness shall not be secured by any Lien other than a Lien expressly permitted by
          Section 4.02(i);

               (h) Indebtedness among Conseco and its Subsidiaries (other than Conseco Finance Entities);

               (i) Indebtedness owing by any Conseco Finance Entity to the extent the related Investment is permitted under Section 4.09(a);

               (j) Indebtedness (other than for borrowed money) subject to Liens permitted under Section 4.02(b), (d), (e) or (f);

               (k) Indebtedness in respect of Surplus Debentures entered into by an Insurance Subsidiary:

               (l) unsecured Indebtedness of Conseco in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

               (m) Indebtedness in respect of the Facilities; and

               (n) Indebtedness in an aggregate principal amount not to exceed $750,000,000 in respect of bonds, dated on or prior to December 31, 2001, which bonds shall not have any principal amounts payable or redeemable (except in common stock upon conversion) prior to May 30, 2005.



                                  Schedule I-2

                                     CONSENT

          The undersigned hereby consents to the attached Second Amendment to Five-Year Credit Agreement and reaffirms its obligations under the CIHC Guaranty.


Dated:                    , 2001
        ------------------
                                     CIHC, Incorporated


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------



                                  Schedule I-3